Exhibit 99.1

[VIVUS LETTERHEAD]

For More Information:

Investors: Christina Weisberger
(650) 934-5240 or weisberger@vivus.com

Media: Nathan Kaiser
(415) 318-4235 or kaisern@vivus.com

FOR RELEASE FEBRUARY 6, 2004, 8:00AM EST

VIVUS ANNOUNCES RESULTS FOR TA-1790
IN PHASE 2 HEAD-TO-HEAD STUDY WITH VIAGRA®

MOUNTAIN VIEW, Calif. (February 6, 2004) — VIVUS, Inc. (Nasdaq NM: VVUS) today announced data on TA-1790, its oral phosphodiesterase type 5 (PDE5) inhibitor for the treatment of erectile dysfunction (ED). The Phase 2 head-to-head at-home study comparing the onset of action between TA-1790 and Pfizer’s (NYSE: PFE) Viagra (sildenafil) showed comparable results. With each product, subjects had erections sufficient to achieve vaginal penetration on approximately 80 percent of attempts. These successful attempts occurred, on average, within 20 minutes after dosing.

This double-blind, randomized, crossover study in the home setting provides additional data to complement the earlier trial in the clinical setting (the in-clinic RigiScan® efficacy trial results announced June 2003). The efficacy demonstrated by TA-1790 in this at-home trial continues to support the rapid absorption and onset of action seen in the earlier in-clinic trial; however, it did not out-perform Viagra as it did in the in-clinic study.

“TA-1790’s onset of action was consistently strong in both the at-home and in-clinic studies,” said John Dietrich, Ph.D. vice president of Research and Development for VIVUS. “These data and our belief in the overall safety profile of TA-1790 support our plans to continue the TA-1790 clinical development program. The planned Phase 2 dose ranging clinical trial and routine safety studies evaluating the interaction of TA-1790 with various drugs are expected to demonstrate the differentiating characteristics between TA-1790 and other PDE5 inhibitors on the market. These studies will be initiated in the first half of 2004.”

VIVUS plans to present full peer-reviewed data results from this Phase 2 at-home study at the Western Sectional meeting of the American Urological Association (AUA) in August 2004.

“The clinical development of TA-1790 is a high priority for VIVUS,” said Leland Wilson, VIVUS’ president and CEO. “We remain excited about the potential of the product to fill additional needs in the growing ED market.”

In March 2001, VIVUS announced it had licensed TA-1790 from Tanabe Seiyaku Co., Ltd. (“Tanabe”), Japan-based pharmaceutical company. The compound is a fast-acting, highly-selective PDE5 inhibitor for the treatment of erectile dysfunction.

About VIVUS

VIVUS is a specialty pharmaceutical company focused on research, development and commercialization of products proven to restore sexual function. In addition to currently marketed therapies, VIVUS has a strong pipeline that includes both new chemical entities and existing compounds that can be developed to address unmet medical needs. VIVUS’ business strategy applies the Company’s scientific and medical expertise to identify, develop and commercialize therapies that restore sexual function. For more information, please visit the Company’s Web site at: www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate", "believe", "forecast", "estimated" and "intend", among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical studies discussed in this press release will be successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2002 and periodic reports filed with the Securities and Exchange Commission.